                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            DURAKON INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                            DURAKON INDUSTRIES, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                            DURAKON INDUSTRIES, INC.
                              2101 N. LAPEER ROAD
                                LAPEER, MI 48446

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1996

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Durakon Industries, Inc. (the "Company") will be held at the Company's corporate headquarters located at 2101 N. Lapeer Road, Lapeer, Michigan 48446, on Tuesday, May 21, 1996, at 2:00 p.m. local time, for the purposes of:

     1. Electing seven directors to serve until the 1997 Annual Meeting of Shareholders; and

     2. Transacting such other business as may properly come before the meeting or any adjournment thereof.

     You are invited to attend the meeting. However, if you do not expect to attend in person, you are urged to sign and return immediately the enclosed proxy which is solicited by the Board of Directors. A postage-paid envelope is enclosed for your use in returning the proxy. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                         By Order of the Board of Directors,

                                         THOMAS A. GALAS
                                         Secretary

Lapeer, Michigan
April 19, 1996

                            DURAKON INDUSTRIES, INC.
                              2101 N. LAPEER ROAD
                                LAPEER, MI 48446

                                PROXY STATEMENT

                     ANNUAL MEETING TO BE HELD MAY 21, 1996

                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Durakon Industries, Inc., a Michigan corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 21, 1996, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The expenses of soliciting proxies will be paid by the Company. This Proxy Statement and the enclosed form of proxy will first be sent or given to shareholders on or about April 19, 1996.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's corporate headquarters.

     The Annual Report to Shareholders for the year ended December 31, 1995 is enclosed herewith.

     Only shareholders of record at the close of business on April 1, 1996 will be entitled to vote at the meeting or any adjournment thereof. Each holder of the 6,520,292 issued and outstanding shares of the Company's common stock, without par value (the "Common Stock"), is entitled to one vote per share. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. Shares may not be voted cumulatively for the election of directors.

                       MATTERS TO COME BEFORE THE MEETING

ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting of Shareholders and until his successor has been elected and qualified. The nominees named below have been selected by the Board of Directors of the Company. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Proxies solicited by the Board of Directors will be voted in favor of the seven nominees, unless a shareholder indicates otherwise on the proxy. The seven nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast.

     The following table sets forth the name, age, position with the Company, principal occupation, term of service and beneficial ownership of Common Stock with respect to the seven individuals who are nominees for election at the Annual Meeting. The following table also sets forth the name and beneficial ownership of Common Stock with respect to each executive officer of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company as a group. Each of the nominees listed below was elected to his current term as a director at the last Annual Meeting of Shareholders, except that

Mr. Kelly was appointed by the Board of Directors to fill a vacancy in May 1995 and Mr. Aronow was appointed by the Board of Directors to fill a vacancy in July 1995.

                                                                                   SHARES BENEFICIALLY
                                                                                       OWNED AS OF
                                      POSITIONS AND OFFICES           FIRST           APRIL 1, 1996
                                      WITH THE COMPANY AND           ELECTED     -----------------------
                                         OTHER PRINCIPAL               AS A       NUMBER        PERCENT
        NAME AND AGE                       OCCUPATIONS               DIRECTOR    OF SHARES      OF CLASS
- ----------------------------   -----------------------------------   --------    ---------      --------
                                -- NOMINEES FOR ELECTION AS DIRECTORS --
David S. Aronow, 50.........   President, Arco Alloys Corp.,           1995             0         0.0%
                               manufacturer of zinc alloys
                               (Detroit, MI)
Phillip Wm. Fisher, 45......   Private investor (Detroit, MI)          1991        10,528(1)      0.2%
Richard J. Jacob, 76........   President, Richard J. Jacob &           1993         4,500         0.1%
                               Associates, consulting firm
                               (Dayton, OH)
James P. Kelly, 63..........   Former President of the Company         1995        15,000(2)      0.2%
Wesley W. Lang, Jr., 38.....   Principal, Weiss, Peck & Greer,         1991        15,651(3)      0.2%
                               LLC, an investment management firm
                               (New York, NY)
Robert M. Teeter, 57........   President, Coldwater Corporation        1991       104,000(4)      1.6%
                               (Ann Arbor, MI)
David W. Wright, 55.........   President of Durakon Industries,        1980         3,500         0.1%
                               Inc.
                                  -- OTHER EXECUTIVE OFFICER --
Thomas A. Galas.........................................................           30,000(5)      0.5%
All directors and executive officers as a group (eight persons).........          183,179(6)      2.7%

- ---------------
(1) Includes 10,528 shares owned by a partnership in which Mr. Fisher is a partner. Does not include 1,488,000 shares owned by Martinique Hotel, Inc., a Delaware corporation, of which Mr. Fisher is a Vice President, director and minority shareholder and of which several members of Mr. Fisher's family are directors, officers, and shareholders. Mr. Fisher disclaims beneficial ownership of such shares.

(2) Includes 15,000 shares which Mr. Kelly has the right to acquire within the next 60 days pursuant to the exercise of stock options.

(3) Does not include 479,300 shares owned by WPG Corporate Development Associates III, L.P., a Delaware limited partnership ("CDA III"), or 112,700 shares owned by WPG Corporate Development Associates III (Overseas), a Cayman Islands corporation ("CDA III Overseas") as to which Mr. Lang disclaims beneficial ownership. Mr. Lang is a principal of Weiss, Peck and Greer, LLC, and a general partner of WPG CDA III, L.P., a Delaware limited partnership ("WPG CDA III"), and WPG CDA III (Overseas), L.P., a Delaware limited partnership ("WPG CDA III Overseas"). WPG CDA III is the sole general partner of CDA III and WPG CDA III Overseas serves as the sole independent investment advisor to CDA III Overseas.

(4) Includes 100,000 shares which Mr. Teeter has the right to acquire within the next 60 days pursuant to the exercise of stock options.

(5) Includes 30,000 shares which Mr. Galas has the right to acquire within the next 60 days pursuant to the exercise of stock options.

(6) Includes 145,000 shares which all directors and executive officers as a group have the right to acquire within the next 60 days pursuant to the exercise of stock options.

OTHER INFORMATION RELATING TO DIRECTORS

     Mr. Aronow has served as the President of Arco Alloys Corp., a manufacturer of zinc alloys located in Detroit, Michigan, for longer than the past five years.

     Mr. Fisher was elected Chairman of the Board of the Company in March 1993 and served in that capacity until May, 1995. Mr. Fisher was also Secretary of the Company from April 1991 to March 1993. Mr. Fisher has been a private investor for longer than the past five years.

     Mr. Aronow and Mr. Fisher are brothers-in-law.

     Mr. Jacob retired as Chief Executive Officer of Dayco Corporation in 1987. He also serves as a Director of First Federal of Michigan Corporation.

     Mr. Kelly joined the Company in October 1991 as President of the Company's Jerr-Dan Corporation subsidiary, and became President and Chief Executive Officer in the Company in May 1995. Due to health reasons, Mr. Kelly resigned as President and Chief Executive Officer of the Company in April 1996 and now serves as a consultant to the Company. Prior to joining the Company, Mr. Kelly was Vice President of Reengineering and Marketing for Regal Plastics. From 1986 to 1989, Mr. Kelly was Vice President of Sheller-Globe Corp. -- Interior Trim Systems.

     Mr. Lang is principal of Weiss, Peck and Greer, LLC, an investment management firm located in New York, New York, and has been associated with that firm since 1985. Mr. Lang is also a Director of Chyron Corporation, a producer of video graphics.

     Mr. Teeter has been President of Coldwater Corporation, a corporate and public planning company, since February, 1988. From December 1966 to February 1988 he was President of Market Opinion Research, Inc. He also serves as a Director of Browning-Ferris Industries, Inc., Detroit & Canada Tunnel Corporation and United Parcel Service.

     Mr. Wright has served as President of Durakon Industries, Inc., with responsibility for the Company's pickup truck accessories business, since April 1996. He served as the President of the Marketing Division of Durakon from April 1995 through March 1996, and prior to that time served as President of Wright Ventures, Inc., a private investment firm, from February 1994 through March 1995, and as President and a Director of Blain Buick/GMC, Inc., an automotive dealership, from February 1990 through January 1994. Mr. Wright also serves as a Director of Republic Bank -- Flint, Michigan.

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to standing executive, audit and compensation committees. Members of each standing committee are appointed by the Board of Directors at its first meeting following each annual meeting of shareholders.

     The Executive Committee consists of Messrs. Aronow, Fisher, Kelly, Lang and Teeter. The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings.

     The Audit Committee consists of Messrs. Aronow and Lang. The Audit Committee recommends to the Board the nomination of independent auditors, reviews with the independent auditors the scope and results of the audit engagement and any non-audit services to be performed by the independent auditors, and evaluates the independence of the independent auditors and their fees for audit and non-audit services.

     The Compensation Committee consists of Messrs. Fisher and Lang. The Compensation Committee recommends to the Board the nomination of officers and directors of the Company, reviews and recommends to the Board the salaries and bonuses of officers and remuneration of directors, and provides recommendations regarding other personnel matters. In addition, the Compensation Committee acts as the Company's Stock Option Committee and administers the 1988 Stock Option Plan. In its capacity as a nominating committee, the Compensation Committee will consider nominees for directors recommended by shareholders. Shareholders desiring to recommend nominees for directors for the 1997 Annual Meeting should submit such recommendations to the Chairman of the Board at the Company's corporate headquarters no later than December 21, 1996.

     During fiscal 1995, the Board met a total of six times and the Audit and Compensation Committees each met twice. The Executive Committee met twice and also engaged in informal discussions in lieu of meetings in 1995. With the exception of Mr. Jacob, who was ill during a portion of 1995, each director attended at least 75% of the total number of meetings of the Board and of any committees on which he served during the period in which he served as a director or a member of any such committee.

                              FURTHER INFORMATION

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information, as of April 1, 1996, concerning those persons who are known by management of the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock (as provided to the Company by such persons).

                        NAME AND ADDRESS                           SHARES OF COMMON STOCK    PERCENT
                      OF BENEFICIAL OWNER                            BENEFICIALLY OWNED      OF CLASS
- ----------------------------------------------------------------   ----------------------    --------
Martinique Hotel, Inc...........................................          1,488,000(1)         22.8%
  2700 Fisher Building
  Detroit, Michigan 48202
FMR Corp........................................................            651,800(3)         10.0%
  82 Devonshire Street
  Boston, Massachusetts 02109
NBD Bancorp Inc.................................................            558,900(3)          8.6%
  611 Woodward Avenue
  Detroit, Michigan 48226
WPG Corporate Development Associates III, L.P...................            479,300(2)          7.4%
  One New York Plaza
  New York, New York 10004
Lazard Freres & Co. LLC.........................................            476,300(3)          7.3%
  30 Rockefeller Plaza
  New York, NY
Ryback Management Company.......................................            374,900             5.7%
  7711 Carondelet Avenue
  Box 16900
  St. Louis, Missouri 63105

- ---------------
(1) Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission on April 23, 1991.

(2) Based on information contained in an amendment to Schedule 13D filed with the Securities and Exchange Commission on February 2, 1995. Does not include 112,700 shares of Common Stock beneficially owned by CDA III Overseas. As reported in the Schedule 13D, Philip Greer, Steven N. Hutchinson and Wesley
    W. Lang, Jr., a director of the Company, may be deemed to be the beneficial owners of the shares of Common Stock held by CDA III by reason of their status as managing general partners of WPG CDA III, which is the sole general partner of CDA III, and which may be deemed to beneficially own the shares owned by CDA III. As also reported in the Schedule 13D, Mr. Greer, Mr. Hutchinson and Mr. Lang may, by virtue of their status as managing general partners of WPG CDA III Overseas, which is the sole independent investment advisor of CDA III Overseas, be deemed to be the beneficial owners of 112,700 shares of Common Stock, constituting 1.7% of the outstanding Common Stock, owned by CDA III Overseas.

(3) Based on information contained in a Schedule 13G of such person as received by the Company.

EXECUTIVE OFFICERS

     The persons listed below are the executive officers of the Company.

        NAME AND AGE                            OFFICES AND LENGTH OF SERVICE
- ----------------------------   ---------------------------------------------------------------
David W. Wright, 55.........   President of Durakon Industries, Inc. since April 1996.
Thomas A. Galas, 49.........   Senior Vice President -- Finance and Administration and Chief
                               Financial Officer since July 1991 and Secretary since March
                               1993.

     The executive officers of the Company serve at the pleasure of the Board of Directors.

     For additional information concerning Mr. Wright, see "Matters to Come Before the Meeting -- Election of Directors."

     Prior to joining the Company in July 1991, Mr. Galas was Vice President of Finance for Williams Holdings PLC North American Paint Group. From July 1985 to March 1989, Mr. Galas was the Controller of Southern Operations for The Nekoosa Papers subsidiary of the Great Northern Nekoosa Corporation.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended December 31, 1995, 1994 and 1993 concerning the compensation of the individuals (James P. Kelly and William Webster) who served as the Company's Chief Executive Officer in 1995 and of each of the Company's other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                             ANNUAL COMPENSATION             COMPENSATION
                                     ------------------------------------       AWARDS
        NAME AND                                             OTHER ANNUAL    ------------       ALL OTHER
   PRINCIPAL POSITION      YEAR       SALARY     BONUS(1)    COMPENSATION      OPTIONS       COMPENSATION(2)
- ------------------------   ----      --------    --------    ------------    ------------    ---------------
David W. Wright.........   1995      $109,615    $ 75,000      $ 25,707(3)      50,000                --
  President of Durakon     1994(4)         --          --            --             --                --
  Industries, Inc.         1993(4)         --          --            --             --                --
Thomas A. Galas.........   1995       138,000      45,540        24,742(3)      30,000           $ 5,373
  Senior Vice
  President --             1994       137,871      48,065         5,456(5)          --             5,853
  Finance and              1993       131,154      40,200         4,480(5)          --             2,055
  Administration, Chief
  Financial Officer and
  Secretary
James P. Kelly..........   1995       182,308      92,500        67,345(6)     150,000             5,174
  Chief Executive
  Officer                  1994       149,519      84,225         2,925(5)          --             6,002
  of the Company after     1993       124,616      67,100         3,510(5)          --             2,142
  May 1995
William Webster.........   1995       202,000          --        28,758(7)                         4,999
  Chief Executive
  Officer                  1994       202,000     100,000        23,525(7)          --             7,027
  of the Company until     1993       201,477      88,255        23,561(7)          --             2,249
  May 1995

- ---------------
(1) Except as noted, includes the bonus accrued in the year indicated, which was paid in the following year.

(2) Consists only of the Company's 401(k) contributions.

(3) Includes country club fees and dues, related taxes and use of Company-owned automobile.

(4) Not employed with Company during 1994 or 1993.

(5) Includes use of Company-owned automobile.

(6) Includes reimbursement of moving expenses and related taxes of $62,095 and use of Company-owned automobile.

(7) Includes amounts relating to use of company-owned automobile and reimbursement of lodging, medical and other expenses.

OPTION GRANTS IN FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1995 to each of the executive officers of the Company named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                         POTENTIAL REALIZED
                             ----------------------------------------------------        VALUE AT ASSUMED
                                           PERCENTAGE                                 ANNUAL RATES OF STOCK
                                            OF TOTAL                                    PRICE APPRECIATION
                                            OPTIONS                                     AT END OF TEN-YEAR
                                           GRANTED TO     PER SHARE                        OPTION TERM
                             OPTIONS      EMPLOYEES IN    EXERCISE     EXPIRATION    ------------------------
          NAMES              GRANTED      FISCAL YEAR       PRICE         DATE           5%           10%
- --------------------------   -------      ------------    ---------    ----------    ----------    ----------
David W. Wright...........    50,000(1)       21.7%        $ 16.00       05/16/06    $  503,116    $1,274,994
Thomas A. Galas...........    30,000(2)       13.1%        $ 16.00       05/16/06    $  301,869    $  764,996
James P. Kelly............   150,000(3)       65.2%        $ 16.00       05/16/06    $1,509,347    $3,824,982
William Webster...........        --             --             --             --            --            --

- ---------------
(1) The option becomes exercisable in equal parts on the first, second, third, fourth and fifth anniversaries of the grant date.

(2) One third of the option became exercisable on the grant date, and the balance becomes exercisable in equal parts on the first and second anniversaries of the grant date.

(3) The option becomes exercisable in equal parts on the first, second, third and fourth anniversaries of the grant date.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1995 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1995:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                                 VALUE OF
                                                                            NUMBER OF           UNEXERCISED
                                                                           UNEXERCISED         IN-THE-MONEY
                                                                           OPTIONS AT           OPTIONS AT
                                                                         FISCAL YEAR END      FISCAL YEAR END
                                      SHARES ACQUIRED       VALUE         EXERCISABLE/         EXERCISABLE/
               NAME                     ON EXERCISE        REALIZED       UNEXERCISABLE       UNEXERCISABLE(1)
- -----------------------------------   ---------------      --------      ---------------      ---------------
David W. Wright....................          --               --                  0/                    0/
                                                                              50,000                     0
Thomas A. Galas....................          --               --             30,000/             $115,000/
                                                                              20,000                     0
James P. Kelly.....................          --               --             15,000/              $60,000/
                                                                             150,000                     0
William Webster....................          --               --             90,000/             $832,500/
                                                                                   0                     0

- ---------------
(1) Based on the December 31, 1995 closing price on the Nasdaq Stock Market of $12.50 per share.

COMPENSATION OF DIRECTORS

     Under the Company's standard arrangements, each director who is not an officer of or consultant to the Company receives a director's fee in the amount of $3,500 per meeting attended. Officers of and consultants to the Company do not receive any additional compensation for services as a director. For information concerning Mr. Teeter's compensation, see "Certain Transactions with Management."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1995, Messrs. Fisher and Lang served as members of the Company's Compensation Committee. Neither Mr. Fisher nor Mr. Lang has ever been an employee of the Company or any of its subsidiaries.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries and bonuses and granting stock options. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's employees.

     SALARIES. The Compensation Committee's policy is to provide salaries that are generally similar to those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through discussions with candidates for such positions, Company research and the research of independent consultants concerning the salaries paid by the Company's competitors.

     BONUSES. The Compensation Committee's policy is to provide a significant portion of executive officers' total compensation through annual bonuses to provide them with incentives to achieve the Company's financial and operational goals and increase shareholder value. The Company's bonus arrangements for its officers are intended to make a major portion of each officer's compensation dependent on the Company's overall performance. The bonuses for the Company's officers are also intended to identify and give priority to the Company's goals by tying compensation to the Company's business plans. Such bonuses are also intended to link executive compensation to shareholder value and to encourage the executives to act as a team. Bonuses are also intended to recognize the executive's individual contributions to the Company.

     For the fiscal year ended December 31, 1995, the Company's highest paid executives could have received a potential bonus of up to the following percentages of their salaries: Mr. Galas -- 33%; Mr. Kelly -- 50%; and Mr. Wright -- 50%. Such bonuses are based on the Compensation Committee's discretionary evaluation of the individual executive's performance for the year, the Company's financial condition, strategic and operational accomplishments and operating income. While the Company's operating income for 1995 was lower than for 1994 and did not meet management's expectations, such performance resulted in part from strategic decisions to restructure the Company and invest in facilities, tools and training to improve the Company's long-term prospects.

     STOCK OPTIONS. The Compensation Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to attract and retain qualified employees. The Compensation Committee's policy has been to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only have value if the price of the underlying shares increases.

     1995 COMPENSATION DECISIONS REGARDING JAMES P. KELLY AND WILLIAM
WEBSTER. Mr. Kelly was named the Company's President and Chief Executive Officer in May 1995 and served in that capacity for the balance of the year. Mr. Kelly's annual salary during 1995 in those positions was $202,500. The Compensation Committee approved a bonus of $92,500 for Mr. Kelly for 1995, primarily in recognition of the progress made by the Company under his leadership in improving the Company's bedliner operations. Mr. Kelly and the Company were not parties to a formal employment agreement.

     Mr. Webster, the Company's Chairman and until May 1995 its President and Chief Executive Officer, was employed pursuant to an employment agreement dated April 1, 1993, which expired on March 31, 1996. Pursuant to that employment agreement, Mr. Webster received an annual salary of $202,000.

     Mr. Kelly and Mr. Webster did not participate in the approval of their own compensation, but Mr. Kelly did participate in the discussion of the Company's performance for 1995.

                                          By the Compensation Committee

                                          Phillip Wm. Fisher
                                          Wesley W. Lang, Jr.

PERFORMANCE GRAPH

     The following line graph compares for the fiscal years ended December 31, 1991, 1992, 1993, 1994 and 1995 (i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock, with (ii) the cumulative total return of the Nasdaq Stock Market Composite Index, and (iii) the cumulative total return on Nasdaq stocks within SIC codes 3070-3079 (plastic products) and 3710-3719 (motor vehicles and equipment) (assuming dividend reinvestment; weighted based on market capitalization).

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                         AMONG DURAKON INDUSTRIES, INC.
                  NASDAQ MARKET AVERAGE AND NASDAQ PEER GROUP

                                  DURAKON IN-
      MEASUREMENT PERIOD           DUSTRIES,     NASDAQ MARKET    NASDAQ PEER
    (FISCAL YEAR COVERED)            INC.            AVG.            GROUP
12/30/90                                 100.0           100.0           100.0
12/31/91                                 175.0           160.5           138.3
12/31/92                                 577.8           186.8           188.9
12/31/93                                 772.2           214.5           242.0
12/30/94                                 766.7           209.7           221.9
12/29/95                                 555.6           296.6           217.2

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     In August 1991, the Company entered into a consulting agreement with Coldwater Corporation, a Michigan corporation, of which Robert M. Teeter is President and sole shareholder. That agreement has been renewed annually. Pursuant to such agreement, Coldwater Corporation receives an annual fee of $50,000. Such fee is in lieu of, and not in addition to, director's fees to which Mr. Teeter would otherwise be entitled.

                                    AUDITORS

     The Board of Directors has selected Coopers & Lybrand LLP to serve as the Company's independent auditors for fiscal 1995. Coopers & Lybrand LLP has served in such capacity since 1991. Representatives from Coopers & Lybrand LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1997 Annual Meeting which are eligible for inclusion in the Company's proxy statement for that meeting under the applicable rules of the SEC must be received by the Company no later than December 20, 1996. Such proposals should be addressed to the Secretary at the Company's corporate headquarters.

                                    GENERAL

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          THOMAS A. GALAS
                                          Secretary
Lapeer, Michigan
April 19, 1996

     PLEASE MARK
/X/  VOTES AS IN THIS
     EXAMPLE



                                 NOMINEES: David Aronow, Phillip Wm. Fisher,
                FOR    WITHHOLD            Richard J. Jacob, James P. Kelly,
1. Election of                             Wesley W. Lang Jr., Robert M. Teeter,
   Directors   /  /     /  /               David W. Wright


For, except vote withheld from the following nominees(s):

- --------------------------------------------------------------------


                                                                                          The proxies will vote your shares in
                                                                                          accordance with your directions on this
SIGNATURES(S)_______________________________________________________DATE_____________     card and in their discretion with respect
NOTE: Please sign exactly as name appears hereon.  When shares are held by joint          to any other matters which may properly
tenants, both should sign.  When signing as attorney, executor, administrator, trustee    come before the meeting.  If you do not
or guardian, please give full title as such.  If a corporation, please sign in full       indicate your choice on this card, the
corporate name by president or other authorized officer.  If a partnership, please        proxies will will vote your shares FOR
sign in partnership name by authorized person.                                            nominees for director set forth.

- -----------------------------------------------------------------------------------------------------------------------------------



                                                     DURAKON INDUSTRIES, INC.


The undersigned hereby appoints Phillip Wm. Fisher and David W. Wright, or either of them, as his, her or its proxies and attorneys-in-fact to vote at Durakon Industries, Inc.'s Annual Meeting of Shareholders on May 21, 1996 and any adjournments or postponements thereof on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and the Proxy Statement, receipt of which is acknowledged.



                                                  (To be Signed on Reverse Side)



                                                                                                                   SEE REVERSE
                                                                                                                       SIDE



